
                                              EXHIBIT 2
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                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                                   Smith Barney Fund Management LLC is an investment
                               adviser in accordance with Section 240.13d-1(b) (1)(ii)(E).


                    Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiary which acquired the security holdings reported in this Schedule 13G.



                    Date: July 11, 2005


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ David C. Goldberg
                                              --------------------------------
                                              Name:  David C. Goldberg
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ David C. Goldberg
                                              --------------------------------
                                               Name:  David C. Goldberg
                                               Title: Assistant Secretary
